Exhibit (a)(1)(B)

SOUTHERN CALIFORNIA EDISON COMPANY

LETTER OF TRANSMITTAL

WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ANY AND ALL

5.45% FIXED-TO-FLOATING RATE TRUST PREFERENCE SECURITIES

ISSUED BY SCE TRUST V

PURSUANT TO THE OFFER TO PURCHASE, DATED NOVEMBER 20, 2025.

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M, NEW YORK CITY TIME, ON DECEMBER 19, 2025, UNLESS SOUTHERN CALIFORNIA EDISON COMPANY EXTENDS OR EARLIER TERMINATES THE OFFER (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED WITH RESPECT TO THE OFFER, THE “EXPIRATION DATE”).

The following table sets forth some of the terms of the Offer:

Series of Securities	CUSIP/ISIN No.	Liquidation Amount Per Trust Security	Aggregate Liquidation Amount Outstanding	Offer Price
5.45% Fixed-to-Floating Rate Trust Preference Securities	78409W201 / US78409W2017	$25	$300,000,000	$25 per $25 liquidation amount

The Tender Agent for the Offer is:

Global Bondholder Services Corporation

By Facsimile:

(For Eligible Institutions only):

(212) 430-3775/3779

Confirmation:

(212) 430-3774

By Email

contact@gbsc-usa.com

By Mail, Overnight Courier or by Hand:

Global Bondholder Services Corporation

65 Broadway — Suite 404

New York, New York 10006

Attn: Corporate Actions

DESCRIPTION OF TRUST SECURITIES TENDERED
Name(s) and Address(es) of Holder(s) or Name(s) of DTC Participants and Each Participant’s DTC Account Number in which Trust Securities are Held (Please fill in, if blank)	Security Description	Number and Aggregate Liquidation Amount of Trust Securities Represented*	Number of Trust Securities Tendered
Trust Securities

*

Unless otherwise indicated in the column labeled “Number of Trust Securities Tendered,” and subject to the terms and conditions of the Offer to Purchase, a holder will be deemed to have tendered the entire number of Trust Securities indicated in the column labeled “Number of Trust Securities Represented.” See Instruction 4.

Delivery of this Letter of Transmittal to an address other than one of those set forth above will not constitute a proper delivery. You must deliver this Letter of Transmittal to the tender agent as set forth above (the “Tender Agent”). Deliveries to SCE Trust V or Southern California Edison Company or Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC or Santander US Capital Markets LLC (the dealer managers for the Offer (the “Dealer Managers”)) or any other person or entity will not be forwarded to the Tender Agent and, therefore, will not constitute proper delivery to the Tender Agent. Delivery of this Letter of Transmittal and any other required documents to the book-entry transfer facility at The Depository Trust Company (“DTC”) will not constitute delivery to the Tender Agent.

You should use this Letter of Transmittal if you are causing the Trust Securities to be delivered through DTC’s Deposit/Withdrawal at Custodian (DWAC). Only financial institutions that are participants in DTC’s book-entry system may make book-entry delivery of the Trust Securities.

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, YOU SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

All of the Trust Securities are held in book-entry form through the facilities of DTC. You should use this Letter of Transmittal only if you are delivering Trust Securities through a book-entry transfer into the Tender Agent’s account at DTC in accordance with Section 3 of the Offer to Purchase.

Delivery of the Letter of Transmittal and any other required documents to DTC does not constitute delivery to the Tender Agent.

☐

Check here if you are a financial institution that is a participating institution in the book-entry transfer facility’s system and you are delivering the tendered Trust Securities by book-entry transfer to an account maintained by the Tender Agent at the book-entry transfer facility, and complete the following:

Names(s) of Tendering Institution:
Account Number:
Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Southern California Edison Company, a California corporation, the above described issued and outstanding 5.45% Fixed-to-Floating Rate Trust Preference Securities (“Trust Securities”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 20, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) (defined terms used and not defined herein are defined as set forth in the Offer to Purchase), and in this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged. The consideration for the Trust Securities tendered and accepted for purchase will equal $25 per $25 liquidation amount of Trust Securities, plus, in each case, Accrued Distributions.

Subject to and effective upon acceptance for payment of, and payment for, Trust Securities tendered with this Letter of Transmittal in accordance with the terms of the Offer, the undersigned hereby (1) sells, assigns and transfers to or upon the order of Southern California Edison Company all right, title and interest in and to all of the Trust Securities tendered hereby which are so accepted and paid for; (2) orders the registration of Trust Securities tendered by book-entry transfer that are purchased under the Offer to or upon the order of Southern California Edison Company; and (3) appoints the Tender Agent as attorney-in-fact of the undersigned with respect to such Trust Securities, with the full knowledge that the Tender Agent also acts as the agent of Southern California Edison Company, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to perform the following functions:

(a) transfer ownership of such Trust Securities on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon the order of Southern California Edison Company; and

(b) receive all benefits and otherwise exercise all rights of beneficial ownership of such Trust Securities, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned understands that Southern California Edison Company, upon the terms and subject to the conditions of the Offer, will pay the Offer Price for Trust Securities properly tendered into, and not properly withdrawn from, the Offer subject to the conditions of the Offer in the Offer to Purchase.

The undersigned hereby covenants, represents and warrants to Southern California Edison Company that:

(a) the undersigned has full power and authority to tender, sell, assign and transfer the Trust Securities tendered hereby;

(b) when and to the extent Southern California Edison Company accepts the Trust Securities for purchase, Southern California Edison Company will acquire good and unencumbered title to them, free and clear of all liens, restrictions, claims, charges and encumbrances, and the Trust Securities will not be subject to any adverse claims or rights;

(c) the undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or Southern California Edison Company to be necessary or desirable to complete the sale, assignment and transfer of the Trust Securities tendered hereby and accepted for purchase; and

(d) the undersigned has read and agrees to all of the terms of the Offer.

The undersigned understands that tendering of Trust Securities under either of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute an agreement between the undersigned and Southern California Edison Company upon the terms and subject to the conditions of the Offer.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Southern California Edison Company may terminate or amend the Offer; or may postpone the acceptance for payment of, or the payment for, Trust Securities tendered.

The undersigned understands that the names and addresses of the registered holders of Trust Securities or DTC participants should be printed above, exactly as they appear on a security position listing as the owner of the Trust Securities. The DTC participant’s account number, the number of Trust Securities held in such account and the number of Trust Securities to be tendered shall be set forth in the appropriate boxes above.

Unless otherwise indicated under “Special Payment and Delivery Instructions,” please transfer by credit to the account at the DTC designated above an amount equal to the aggregate Offer Price for any Trust Securities purchased (less the amount of any federal income or backup withholding tax required to be withheld) or return any Trust Securities not tendered or not purchased.

The undersigned recognizes that Southern California Edison Company has no obligation, under the “Special Payment and Delivery Instructions,” to order the registration or transfer of Trust Securities tendered by book-entry transfer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligations or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, including Section 4, this tender is irrevocable.

SECURITYHOLDER(S) — SIGN HERE (See Instructions 1 and 5) (See IRS Form W-9 or IRS Form W-

8BEN, IRS Form W-8BEN-E or other IRS Form W-8, as applicable)

If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Trust Securities tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Trust Securities. If the Trust Securities are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to Southern California Edison Company of his or her authority to so act. See Instruction 5.

Signature(s) of Securityholder(s)
Dated: ______________, 2025

Name(s):
Please Print

Capacity (full title):

Address:

Address Line 2:

Address Line 3:
Please Include Zip/Postal Code

(Country Code/Area Code) Telephone Number:

Taxpayer Identification or Social Security No. (if applicable):

GUARANTEE OF SIGNATURE(S) (If Required, See Instructions 1 and 5)

Authorized Signature:

Name(s):
Please Print

Name of Firm:

Address:

Address Line 2:

Address Line 3:
Please Include Zip/Postal Code

(Country Code/Area Code) Telephone Number:

Dated: ______________, 2025

SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS

(See Instructions 2, 5, 7 and 8)

To be completed ONLY if a check for the Offer Price for any Trust Securities is to be issued to the order of someone other than the person or persons whose signature(s) appears within this Letter of Transmittal, or issued to an address different from that shown in the box titled “Description of Trust Securities Tendered” within this Letter of Transmittal, or if Trust Securities tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at the book-entry transfer facility other than the one designated above.

☐ Payment Check(s)
Name(s):
(Please Print)
Address:
(Include Zip Code)

Taxpayer Identification Number, Social Security Number

or Employer Identification Number

(See IRS Form W-9, or other applicable IRS Form)

☐	Credit unpurchased Trust Securities by book-entry to the book-entry transfer facility account set forth below:

DTC Account Number:

Number of Account Party:

INSTRUCTIONS TO LETTER OF TRANSMITTAL

Forming Part of the Terms of the Offer

1.	Signature Guarantees.

Except as otherwise provided in this Instruction 1, all signatures on this Letter of Transmittal must be guaranteed by a financial institution that is a participant in the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution” (an “Eligible Institution”) as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Signatures on this Letter of Transmittal need not be guaranteed if either (a) this Letter of Transmittal is signed by any DTC participant whose name appears on a security position listing as the owner of Trust Securities tendered herewith and such participant(s) have not completed either of the boxes within “Special Payment and Delivery Instructions” in this Letter of Transmittal; or (b) such Trust Securities are tendered for the account of an Eligible Institution.

2.	Delivery of Letter of Transmittal; No Guaranteed Delivery Procedures.

To tender the Trust Securities, a properly completed and duly executed copy or facsimile of this Letter of Transmittal or an agent’s message and a confirmation of a book-entry transfer into the Tender Agent’s account with the DTC tendered electronically and any other documents required by this Letter of Transmittal, must be received by the Tender Agent on or prior to the Expiration Date. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE TENDER AGENT, INCLUDING DELIVERY THROUGH DTC, AND ANY ACCEPTANCE OF AN AGENT’S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING THEIR TRUST SECURITIES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME BE ALLOWED TO ASSURE TIMELY DELIVERY. Except as otherwise provided below, the delivery will be made when actually received by the Tender Agent. This Letter of Transmittal and any other required documents should be sent only to the Tender Agent, not to SCE Trust V, Southern California Edison Company, the Dealer Managers or DTC.

Pursuant to authority granted by DTC, any DTC participant that has Trust Securities credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly tender such Trust Securities as though it were the registered holder by so completing, executing and delivering this Letter of Transmittal or delivering an agent’s message. Tenders of Trust Securities will be accepted in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Letter of Transmittal.

The method of delivery of this Letter of Transmittal, Trust Securities and all other required documents to the Tender Agent is at the election and risk of the holders.

No alternative, conditional or contingent tenders of Trust Securities will be accepted. Except as otherwise provided below, the delivery will be deemed made when the delivery is actually received or confirmed by the Tender Agent. This Letter of Transmittal should be sent only to the Tender Agent. The Tender Agent will not accept any tender materials other than Letters of Transmittal and the DTC participants’ agent’s messages.

Southern California Edison Company is not providing for tenders of Trust Securities by guaranteed delivery procedures.

All tendering holders of Trust Securities, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, or delivery of an agent’s message, waive any right to receive any notice of the acceptance of their tender.

The method of delivery of all documents is at the option and risk of the tendering holders of Trust Securities. If you choose to deliver the documents by mail, we recommend that you use registered mail with return receipt requested, properly insured. In all cases, please allow sufficient time to assure timely delivery.

Southern California Edison Company will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional Trust Securities. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of your tendered Trust Securities.

3.	Inadequate Space.

If the space provided in the box captioned “Description of Trust Securities Tendered” is inadequate, then you should list relevant information on a separate signed schedule attached to this Letter of Transmittal.

4.	Partial Tenders and Unpurchased Trust Securities.

The Trust Securities may be tendered and accepted only in whole shares. Each share is equal to $25 liquidation amount per Trust Security. If fewer than all of the Trust Securities owned by a holder are tendered, the holder must fill in the number of Trust Securities tendered in the fourth column of the box titled “Description of Trust Securities Tendered” herein. The entire number of Trust Securities of each series delivered to the Tender Agent will be deemed to have been tendered, unless otherwise indicated.

5.	Signatures on Letter of Transmittal; Stock Powers and Endorsements.

a.	Exact Signatures.

If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Trust Securities tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Trust Securities.

b.	Joint Holders.

If Trust Securities of any series are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

c.	Signatures of Fiduciaries.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to Southern California Edison Company of his or her authority to so act.

6.	Stock Transfer Taxes.

Except as provided in this Instruction 6, no stock transfer tax stamps or funds to cover such stamps need to accompany this Letter of Transmittal. Southern California Edison Company will pay all stock transfer taxes, if any, payable on the transfer to it of Trust Securities purchased under the Offer. If, however, payment of the purchase price is to be made to any person other than the registered holder, or tendered Trust Securities are registered in the name of any person other than the person signing the Letter of Transmittal, then the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the purchase price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption therefrom, is submitted.

7.	Special Payment and Delivery Instructions.

If any of the following conditions holds:

a. check(s) for the Offer Price of any Trust Securities purchased pursuant to the Offer are to be issued to a person other than the person(s) signing this Letter of Transmittal;

b. check(s) for the Offer Price are to be sent to any person other than the person signing this Letter of Transmittal, or to the person signing this Letter of Transmittal, but at a different address; or

c. Trust Securities tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at the book-entry transfer facility other than the one designated above, then, in any such case, you must complete the appropriate box within “Special Payment and Delivery Instructions” as applicable in this Letter of Transmittal and make sure that the signatures herein are guaranteed as described in Instructions 1 and 5.

8.	Tax Identification Number and Backup Withholding.

Under U.S. federal income tax laws, the Tender Agent may be required to withhold (as backup withholding) a portion of the amount of any payments made to certain stockholders or other payees pursuant to the Offer. In order to avoid such backup withholding (currently at a rate of 24%), each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Tender Agent with such stockholder’s or payee’s correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the attached IRS Form W-9. Certain stockholders or payees (including, among others, corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt stockholders or other payees that are United States persons (for U.S. federal income tax purposes) should indicate their exempt status on the attached IRS Form W-9.

A tendering stockholder or other payee that is a foreign person (for U.S. federal income tax purposes) should complete, sign and submit to the Tender Agent the appropriate IRS Form W-8 in order to establish an exemption from backup withholding. An IRS Form W-8 may be obtained from the Tender Agent or downloaded from the Internal Revenue Service’s website at http://www.irs.gov. Failure to complete the IRS Form W-9 or the appropriate IRS Form W-8 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Tender Agent to withhold a portion of the amount otherwise payable pursuant to the Offer.

As described in the Offer to Purchase, a tendering stockholder or other payee that is a foreign person (for U.S. federal income tax purposes) must provide to the Tender Agent a properly completed and executed appropriate IRS Form W-8 and any other required documentation in order to establish that it is exempt from, or entitled to a reduced rate of, U.S. federal withholding tax with respect to payments of gross proceeds pursuant to the Offer. Stockholders or other payees that are foreign persons (for U.S. federal income tax purposes) should consult their own tax advisors regarding the particular tax consequences to them of selling shares pursuant to the Offer.

9.	Irregularities.

Southern California Edison Company will determine, in its sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance for purchase of any tender of Trust Securities, and its determination will be final and binding on all parties, subject to a shareholder’s right to challenge its determination in a court of competent jurisdiction. Southern California Edison Company reserves the absolute right to reject any or all tenders of any Trust Securities that it determines are not in proper form or the acceptance for purchase of or payment for which Southern California Edison Company determines may be unlawful. Southern California Edison Company also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Security or any particular holder of Trust Securities, and Southern California Edison Company’s interpretation of the terms of the Offer will be final and binding on all parties, subject to a shareholder’s right to challenge its determination in a court of competent jurisdiction. No tender of Trust Securities will be deemed to have been properly made until the holder of the Trust Securities cures, or the Southern California Edison Company waives, all defects or irregularities. None of Southern California Edison Company, the Tender Agent, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in any tender or incur any liability for failure to give this notification.

10.	Questions; Requests for Assistance and Additional Copies.

Please direct any questions or requests for assistance or for additional copies of the Offer to Purchase or this Letter of Transmittal to the Information Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Offer.

Important: The Tender Agent must receive this Letter of Transmittal or verification of acceptance of the Offer from DTC through an agent’s message (together with book-entry transfer and all other required documents) before the Expiration Date.

YOU MUST COMPLETE AND SIGN EITHER THE IRS FORM W-9 BELOW OR THE APPLICABLE IRS FORM W-8. IRS FORMS W-9, W-8BEN AND W-8BEN-E ARE ATTACHED BELOW — OTHER IRS FORMS W-8 CAN BE OBTAINED FROM THE TENDER AGENT OR FROM WWW.IRS.GOV.

This Letter of Transmittal and any other required documents should be sent or delivered by each tendering holder of Trust Securities or its broker, dealer, commercial bank, trust company or other nominee to the Tender Agent at one of its addresses set forth on the front cover of this Letter of Transmittal.

Please contact the Dealer Managers with questions regarding the terms of the Offer or the Information Agent with questions regarding how to tender or request additional copies of the Offer to Purchase, this Letter of Transmittal or other documents related to the Offer at the contact information set forth below. Holders of Trust Securities also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer. Please contact the Tender Agent to confirm delivery of Trust Securities.

The Dealer Managers for the Offer are:

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attention: Liability Management Group (800) 438-3242 (toll-free) (212) 528-7581 (collect) Email: us.lm@barclays.com	J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017 Attention: Liability Management Group (866) 834-4666 (toll-free) (212) 834-4818 (collect)	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020 Attention: Liability Management Group (866) 271-7403 (toll-free) (212) 205-7741 (collect)	Santander US Capital Markets LLC 437 Madison Avenue New York, New York 10022 Attention: Liability Management (855) 404-3636 (toll-free) (212) 350-0660 (collect) Email: AmericasLM@santander.us

The Information Agent for the Offer is:

Global Bondholder Services Corporation

65 Broadway — Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll-Free: (855) 654-2015

Email: contact@gbsc-usa.com